Exhibit 10.2

FIRST AMENDMENT TO AMENDED & RESTATED

OFFICER EMPLOYMENT AGREEMENT

This First Amendment to Amended & Restated Officer Employment Agreement (“First Amendment”) is entered into effective March 6, 2015, by and between Callaway Golf Company, a Delaware corporation (the “Company”) and Oliver G. Brewer III (“Employee”).

A. The Company and Employee are parties to that certain Amended & Restated Officer Employment Agreement entered into as of March 24, 2014 (the “Agreement”).

B. The Company and Employee desire to amend the Agreement pursuant to Section 10(b) of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and other consideration, the value and sufficiency of which are acknowledged, the Company and Employee agree as follows:

1. Term. Section 1 of the Agreement is amended to read:

“TERM. The Company hereby employs Employee and Employee hereby accepts employment pursuant to the terms and provisions of this Agreement for the period commencing on the Effective Date and terminating April 30, 2016, unless this Agreement is terminated earlier as hereinafter provided. On May 1, 2016, and on May 1 each year thereafter, the Agreement shall renew for an additional one year term, unless the Company provides notice to the Employee that it is not renewing the Agreement. If the Company elects not to renew the Agreement, then upon expiration of the then current term, Employee’s status shall be one of at-will employment. At all times during the term of this Agreement, Employee shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations, including, but not limited to, laws and regulations governing unemployment insurance, workers’ compensation, industrial accident, labor and taxes.”

2. But for the amendments contained herein, and any other written amendments properly executed by the parties, the Agreement shall otherwise remain unchanged.

IN WITNESS WHEREOF, the parties have executed this First Amendment effective as of the date first set forth above.

EMPLOYEE		COMPANY

Callaway Golf Company, a Delaware corporation

/s/ Oliver G. Brewer III	By:	/s/ John F. Lundgren
Oliver G. Brewer III		John F. Lundgren, Chair
Compensation and Management Succession Committee